Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Candace S. Cummings, Robert K. Shearer, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended December 29, 2007, to be filed with the Securities and Exchange Commission.
     IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 11th day of February, 2008.

V.F. CORPORATION
ATTEST:

/s/ Candace S. Cummings	By:	/s/ Mackey J. McDonald

Candace S. Cummings		Mackey J. McDonald
Secretary		Chairman of the Board

Principal Executive Officer:		Principal Financial Officer:

/s/ Eric C. Wiseman		/s/ Robert K. Shearer

Eric C. Wiseman		Robert K. Shearer
President and Chief Executive Officer		Senior Vice President and
Chief Financial Officer

/s/ Edward E. Crutchfield		/s/ W. Alan McCollough

Edward E. Crutchfield, Director		W. Alan McCollough, Director

/s/ Juan Ernesto de Bedout		/s/ Mackey J. McDonald

Juan Ernesto de Bedout, Director		Mackey J. McDonald, Director

/s/ Ursula O. Fairbairn		/s/ Clarence Otis, Jr.

Ursula O. Fairbairn, Director		Clarence Otis, Jr., Director

/s/ Barbara S. Feigin		/s/ M. Rust Sharp

Barbara S. Feigin, Director		M. Rust Sharp, Director

/s/ George Fellows		/s/ Raymond G. Viault

George Fellows, Director		Raymond G. Viault, Director

/s/ Daniel R. Hesse		/s/ Eric C. Wiseman

Daniel R. Hesse, Director		Eric C. Wiseman, Director

/s/ Robert J. Hurst

Robert J. Hurst, Director